UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, Mr. Hollings C. Renton submitted his resignation from the board of directors (the “Board”) of Zymeworks Inc. (the “Company”), including as chair and member of the Board’s compensation committee, effective December 10, 2024 (the date of the Company’s 2024 Annual General Meeting of Stockholders) (the “Effective Date”). Mr. Renton’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

In connection with Mr. Renton’s resignation and effective on the Effective Date, the Board (i) appointed Dr. Neil Gallagher, a current member of the Board, as a member of the Board’s compensation committee and (ii) appointed Dr. Susan Mahony, a current member of the Board and a member of the Board’s compensation committee, as chair of the Board’s compensation committee to replace Mr. Renton (collectively, the “Appointments”).

Following the effectiveness of the Appointments, the composition of the Board’s committees is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Carlos Campoy (Chair)	Susan Mahony (Chair)	Derek Miller (Chair)	Kelvin Neu (Chair)
Troy M. Cox	Nancy Davidson	Carlos Campoy	Alessandra Cesano
Derek Miller	Neil Gallagher	Alessandra Cesano	Nancy Davidson
Neil Gallagher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: October 18, 2024	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, President and Chief Executive Officer

3